                                                                    Exhibit 10.2


                              INTELLON CORPORATION
                           DIRECTOR STOCK OPTION PLAN


                                    ARTICLE I

                                   Definitions


       As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

              (a) "Award" means an award granted to any Director in accordance with the provisions of this Plan in the form of Options.

              (b) "Award Agreement" means the written agreement evidencing each Award granted to a Director under this Plan.

              (c) "Board" or "Board of Directors" shall mean the board of directors of the Company.

              (d) "Change of Control" shall be deemed to have occurred if an entity or person (including a "group") as defined in
                     Section 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act") which is not a beneficial owner (as defined in Rule 13d-3 promulgated pursuant to the 1934 Act) of more than 10% of the outstanding common stock of the Corporation as of January 1, 1995, becomes the beneficial owner after such date of shares of the Corporation having 50% or more of the total number of votes that may be cast for the election of Directors of the Corporation.

              (e) "Committee" shall mean the committee administering the Plan, pursuant to Article III hereof.

              (f) "Company" shall mean Intellon Corporation, a Florida corporation, and its successors and assigns.

              (g) "Director" shall mean any individual, not employed by the Company, who is serving as a Director of the Company.

              (h) "Option" shall mean an option to purchase Stock granted by the Company pursuant to the provisions of this Plan.

              (i) "Option Price" shall mean the purchase price of each share of Stock subject to Option, as defined in Section 5.2 hereof.

              (j) "Optionee" shall mean a Director who has received an Option granted by the Company hereunder.

              (k) "Plan" shall mean this Intellon Corporation Director Stock Option Plan.

              (l) "Service" shall mean the tenure of an individual as a Director of the Company.

              (m) "Stock" shall mean the common stock of the Company, par value $.01 per share, or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

              (n) "Total Disability" means the complete and permanent inability of a Director to perform all of his duties as a Director of the Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

                                   ARTICLE II

                                    The Plan

       2.1 Name. This plan shall be known as the "Intellon Corporation Director Stock Option Plan."

       2.2 Purpose. The purpose of the Plan is to maintain the Company's ability to attract and retain the services of experienced and highly qualified non-employee directors and to enhance shareholder value by more closely aligning the interests of non-employee directors with those of the shareholders.

       2.3 Effective Date. The Intellon Corporation Director Stock Option Plan became effective on September 19, 1997.

       2.4 Participants. Only Directors of the Company shall be eligible to receive Options under the Plan.

                                   ARTICLE III

                               Plan Administration

       3.1 Committee. This Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee"). The Committee shall consist of members of the Board designated by the Board from time to time. The Committee shall serve at the pleasure of the Board.

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                                      -3-

       3.2    Power of the Committee.

              (a) Authority. The Committee shall have full authority and discretion, except with respect to Options covering the Directors and the shares of Stock specified on Exhibit A attached hereto, (i) to determine, consistent with the provisions of this Plan, which of the Directors will be granted Awards, the form of Awards to be granted, the amount or number of shares of Stock subject to each Award, and the terms and conditions of each Award (which need not be identical); (ii) to construe and interpret the Plan; and
                     (iii) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. The Committee's decisions and determinations under this Plan need not be uniform and may be made selectively among Directors whether or not such individuals are similarly situated. All such actions and determinations shall be conclusively binding upon all persons for all purposes.

              (b) Proceedings. The Committee shall keep minutes of its actions under the Plan. The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully effective as if made by unanimous vote at a meeting duly called and held.

              (c) Counsel and Consultants; Expenses. The Committee shall employ such legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of this Plan and may rely upon any opinion and computations received from any such counsel or consultant. All expenses incurred by the Committee in interpreting and administrating the Plan, including without limitation, meeting fees and expenses and professional fees shall be paid by the Company.

              (d) Indemnification. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. Each member or former member of the Committee or Board shall be indemnified and held harmless by the Company against all costs or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the Bylaws of the Company.

                                   ARTICLE IV

                         Shares of Stock Subject to Plan

       4.1    Limitations. Subject to adjustment pursuant to the provisions of
Section 4.3 hereof, the aggregate number of shares of Stock which may be issued pursuant to the exercise of Options shall not exceed two hundred fifty thousand (250,000) shares. Of the two hundred fifty thousand (250,000) shares of Stock which may be issued and sold hereunder pursuant to the exercise of Options, 115,000 shares shall be covered by the Options specified on Exhibit A attached hereto, which Options have been granted to the Directors (and, as to each such individual, shall cover the number of shares of Stock) specified on Exhibit A attached hereto. Shares issued pursuant to the exercise of Options may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

       4.2 Options Granted Under Plan. Shares of Stock with respect to which an Option granted hereunder shall have been exercised shall not again be available for Option hereunder. If Options granted hereunder shall terminate for any reason without being wholly exercised, then the Committee shall have the discretion to grant new Options to Optionees hereunder covering the number of shares to which such terminated Options related.

       4.3 Antidilution. If and to the extent that the number of issued Stock shall be increased or reduced by a change in par value, split up, reclassification, distribution of a dividend payable in shares, or the like, the number of shares subject to Option and the Option Price for them shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, the Optionee shall be entitled to receive options covering shares of such reorganized, consolidated or merged corporation in the same proportion, or at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the fair market value of the shares subject to the Option immediately after the reorganization, consolidation or merger over the aggregate Option Price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the Option immediately before such reorganization, consolidation or merger over the aggregate Option Price of such shares. A new option or assumption of the old option shall not give the Optionee additional benefits which he did not have under the old option.

                                    ARTICLE V

                                Award and Options

       5.1 Award Grant and Agreement. Each Award granted hereunder shall be evidenced by minutes of a meeting of the Committee authorizing the same and by a written Award Agreement dated as of the date of grant and executed by the Company and the Optionee, which Award Agreement shall set forth such terms and conditions as may be determined by the Committee to be consistent with this Plan; provided, however, that the Options to be granted to the individuals (and, as to each such individual, to cover the number of shares of Stock) specified on Exhibit A attached hereto shall not be required to be evidenced by minutes of a meeting of the Committee authorizing the same.

       5.2 Option Price. The Option Price of each share of Stock subject to an Option shall be the Option Price as determined by the Committee. If the Stock is publicly held and actively traded in an established market on the date of grant, then the Option Price of the Stock on the date of grant shall be determined by the Committee by any reasonable method using market quotations. If the Stock is not publicly held and actively traded in an established market on the date of grant, then the Option Price of the Stock on the date of grant shall be determined in good faith by the Committee using any reasonable method.

       5.3 Option Exercise. Options may be exercised in whole or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof. Notwithstanding any other provision in this Plan, no option granted under the Plan may be exercised more than ten (10) years after the date on which it is granted. No part of any Option may be exercised until the Optionee shall have served as a Director of the Company for the period designated by the Committee, if any, after the date on which the Option is granted. Options shall be exercised by: (i) written notice of intent to exercise the Option with respect to a specific number of shares of Stock which is delivered by hand delivery or registered or certified mail, return receipt requested, to the Company at its principal office; and (ii) payment in full (by a check or money order payable to "Intellon Corporation") to the Company at such office of the amount of the Option Price for the number of shares of Stock with respect to which the Option is then being exercised. The Committee shall have the right to determine whether the Option Price may be paid to the Company in consideration (other than cash) as the Committee deems appropriate, including Stock already owned by the Optionee, having a total fair market value, as determined by the Committee, equal to the purchase price of the Stock, or a combination of cash and such other consideration having a total fair market value, as so determined, equal to such purchase price. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of all federal, state, and local withholding or other employment taxes, if any, applicable to the taxable income of the Optionee resulting from such exercise, and any sales, transfer, or similar taxes imposed with respect to the issuance or transfer of shares of Stock in connection with such exercise.

       5.4 Nontransferability of Option. No Option shall be transferred by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or by his legal guardian or personal representative.

       5.5 Effect of Death, Disability, Retirement, or Other Termination of Service.

              (a) Death. If the Director's service as a Director of the Company terminates as a result of his death, the Director's personal representative or administrator of the estate of the Director (or the person or persons to whom the Option shall have been validly transferred by the personal representative or the administrator pursuant to the Director's Will or the laws of descent and distribution, as the case may be) shall have the right to exercise the Option as to any shares not previously exercised during his lifetime within twelve (12) months following the date of his death.

              (b) Total Disability. If the Director's service as a Director of the Company terminates as a result of his Total Disability, the Director shall have the right to exercise the Option as to any vested shares not previously exercised within twelve (12) months following the date of the termination of his service. Notwithstanding the foregoing, if the Director dies within three (3) months after termination of his service as a Director of the Company because of his Total Disability, the Director's personal representative or administrator of the estate of the Director (or the person or persons to whom the Option shall have been validly transferred by the personal representative or the administrator pursuant to the Director's Will or the laws of descent and distribution, as the case may be) shall have the right to exercise the Option as to any shares not previously exercised during his lifetime within twelve (12) months following the date of his death.

              (c) Other Termination of Services. If the Director's service as a Director of the Company is terminated for any reason other than his death or Total Disability, the Directors shall have the right to exercise the Option as to any vested shares not previously exercised within three (3) months following the date of his termination of service.

       5.6    Vesting and Exercise of Options.

              (a) Vesting. Each Option shall vest in accordance with such schedule as the Committee shall determine upon the Award of the Option.

              (b) Change of Control. Notwithstanding any other provision, upon any Change of Control 100% of the Option shall be deemed to be fully exercisable immediately prior to said Change of Control.

              (c) Death. Notwithstanding any other provision, if at least 40% of the Option granted to an Optionee is exercisable in accordance with the terms of the Option, then upon the death of the Director, 100% of the Option shall be deemed to be fully exercisable immediately prior to the Director's death.

              (d) Initial Public Offering. Notwithstanding any other provision, in the event of an underwritten registration of an offering of equities securities of the Company, 100% of the Option shall be deemed to become fully exercisable upon the effectiveness of such registration.

       5.7 Rights as Shareholder. An Optionee or any permitted transferee of an Option shall have no rights as a shareholder with respect to any shares of Stock subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein.

       5.8 Investment Intent. Upon or prior to the exercise of all or any portion of an Option, the Optionee shall furnish to the Company in writing such information or assurances as, in the Company's opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules, and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Stock to be issued upon exercise of an Option, the Company shall have the right to require, as a condition to the exercise of such Option, that the Optionee represent to the Company in writing that the shares to be received upon exercise of such Option will be acquired by the Optionee for investment and not with a view to distribution and that the Optionee agree, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Company shall have the right to endorse on certificates representing shares of Stock issued upon exercise of an Option such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Company, in its discretion, shall deem appropriate.

                                   ARTICLE VI

                               Stock Certificates

       The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or of any portion thereof, prior to fulfillment of all of the following conditions:

              (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

              (b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory agency, which the Company shall in its sole discretion determine to be necessary or advisable;

              (c) The obtaining of any approval or other clearance from any federal or state governmental agency which the Company shall in its sole discretion determine to be necessary or advisable; and

              (d) The lapse of such reasonable period of time following the exercise of the Option as the Company from time to time may establish for reasons of administrative convenience.

                                   ARTICLE VII

                Termination, Amendment, and Modification of Plan

       The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no termination, amendment, or modification of the Plan shall without the written consent of the Optionee of such Option adversely affect the rights of the Optionee with respect to an Option or the unexercised portion thereof.

                                  ARTICLE VIII

                                  Miscellaneous

       8.1 Service. Nothing in this Plan or in any Option granted hereunder or in any Award Agreement relating thereto shall confer upon any Director the right to continue as a Director of the Company.

       8.2 Captions. The captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope of intent of any provision hereof.

       8.3 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

       8.4 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

       8.5 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

       8.6 Severability. If any provision or provisions of this Plan shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       8.7 Interpretation. All Awards granted pursuant to this Plan are subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to this Plan.

                                  CERTIFICATION


       The undersigned President and Chief Executive Officer of the Company does hereby certify that the Plan was duly adopted by the Board of Directors on January 23, 1998.



                                        ----------------------------------------
                                        President and Chief Executive Officer

                                    EXHIBIT A
                                       TO
                              INTELLON CORPORATION
                           DIRECTOR STOCK OPTION PLAN

                               OPTIONS OUTSTANDING
                            AS OF SEPTEMBER 19, 1997

                                                                                   NUMBER OF
                                                            NUMBER OF              ---------
                      DIRECTOR                               SHARES              SHARES VESTED            EXERCISE PRICE
                      --------                               ------              -------------            --------------
                 Michael E. Barker                          25,000(1)                 5,000                   1.90
                 -----------------                          ---------                 -----                   ----
                   Walter J. Gill                             10,000                 10,000                   1.90
                   --------------                             ------                 ------                   ----
                 Charles E. Harris                          35,000(2)                25,000                   1.90
                 -----------------                          ---------                ------                   ----
                  Robert Ketterson                          35,000(2)                25,000                   1.90
                  ----------------                          ---------                ------                   ----
                 William J. O'Meara                           10,000                 10,000                   1.90
                 ------------------                           ------                 ------                   ----


                       Total                                 115,000
                                                             =======

----------------------
(1)    Options for 5,000 shares vest on each of July 12, 1998, 1999, 2000 and
       2001
(2)    Options for 5,000 shares vest on each of July 12, 1998 and 1999.

                     AMENDMENT NO. 1 TO INTELLON CORPORATION
                           DIRECTOR STOCK OPTION PLAN

       THIS AMENDMENT NO. 1 TO THE INTELLON CORPORATION DIRECTOR STOCK OPTION PLAN (the "Amendment") is made as of the 15th day of July, 1999.

                          W I T N E S S E T H  T H A T:

       WHEREAS, the Board of Directors and the shareholders of INTELLON CORPORATION (the "Company") have authorized, adopted and approved a Director Stock Option Plan, (the "Plan"); and

       WHEREAS, the Company has issued prior to the date hereof Options to its Directors exercisable for 220,000 shares of Stock of which Options for 15,000 shares of Stock have been exercised and Options for 205,000 of Stock remain outstanding, all in accordance with Exhibit A attached hereto; and

       WHEREAS, the Company desires to amend the Plan in certain respects; and

       WHEREAS, the Board of Directors of the Company has approved the Amendment.

       NOW, THEREFORE, the Plan is hereby amended as follows:

       1. Defined Terms. All terms used in this Amendment which are defined in the Plan shall have the meanings specified in the Plan, unless specifically defined herein.

       2. Amendment of Section 4.1. Section 4.1 of the Plan shall be amended to provide that, subject to adjustment pursuant to the provisions of Section 4.3 of the Plan, the aggregate number of shares of Stock which may be issued pursuant to the exercise of Options shall not exceed Three Hundred Twenty Thousand (320,000) shares.

       3. Effect of Amendment. Except as expressly modified by this Amendment, the terms, covenants, and conditions of the Plan shall remain in full force and effect.

       IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunto duly authorized, all as of the date first above written.

                              INTELLON CORPORATION



                              By:
                                 -----------------------------------------------
                                       Horst G. Sandfort
                                       President and Chief Executive Officer

                     AMENDMENT NO. 2 TO INTELLON CORPORATION
                           DIRECTOR STOCK OPTION PLAN

       THIS AMENDMENT NO. 2 TO THE INTELLON CORPORATION DIRECTOR STOCK OPTION PLAN (the "Amendment") is made as of May 18, 2000.

                          W I T N E S S E T H  T H A T:

       WHEREAS, Intellon Corporation (the "Company") has authorized, adopted and approved a Director Stock Option Plan, as amended (the "Plan"); and

       WHEREAS, the Company desires to amend the Plan in certain respects.

       NOW, THEREFORE, the Plan is hereby amended as follows:

       1. Defined Terms. All terms used in this Amendment which are defined in the Plan shall have the meanings specified in the Plan, unless specifically defined herein.

       2.     Amendment of Section 4.1.

              (a) Section 4.1 of the Plan shall be amended to provide that, subject to adjustment pursuant to the provisions of Section
                     4.3 of the Plan, the aggregate number of shares of Stock which may be issued pursuant to the exercise of Options shall not exceed Seven Hundred Fifty Thousand (750,000) shares.

              (b)    Section 4.3 of the Plan shall be amended by deleting such
                     Section in its entirety and inserting the following Section in lieu thereof:

                     4.3 Antidilution. Notwithstanding any other provision in this Plan, if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, consolidation, share exchange, liquidation, recapitalization, reclassification, stock split up, combination of shares, stock dividend, or other similar transaction or event, then the total number of shares of Stock authorized for issuance under the Plan, and the number of shares subject to Option and the Option Price for them, shall be proportionately adjusted by the Board.

       3. Effect of Amendment. Except as expressly modified by this Amendment, the terms, covenants, and conditions of the Plan shall remain in full force and effect.

       IN WITNESS WHEREOF, the undersigned has signed this Amendment effective as of May 18, 2000 for and on behalf of the Company.

                              INTELLON CORPORATION



                              By:
                                 -----------------------------------------------
                                       Horst G. Sandfort
                                       President and Chief Executive Officer